Exhibit 23.1




                     CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in this Registration Statement of NBTY, Inc. on Form S-8 of our report dated November 19, 1998, on our audits of the consolidated financial statements and financial statement schedule of NBTY, Inc. and Subsidiaries as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998 which report is included in the NBTY, Inc. Annual Report on Form 10-K.





                                       /s/ PricewaterhouseCoopers LLP




New York, New York
February 1, 1999